

CCD 79517

DOMESTIC SHARE CERTIFICATE
COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

LEE ENTERPRISES, INCORPORATED

THIS CERTIFIES THAT

SPECIMEN

CUSIP 523768 10 9

SEE REVERSE FOR CERTAIN DEFINITIONS

IS THE OWNER OF

THIS CERTIFICATE IS TRANSFERABLE IN SOUTH ST. PAUL, MN AND NEW YORK, NY

FULL PAID AND NONACCESSABLE SHARES OF THE PAR VALUE OF $0.01 EACH OF THE COMMON STOCK OF

Lee Enterprises, Incorporated transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation and all amendments thereto (copies of which are on file with the Transfer Agent), to all of which the holder of this certificate assents by the acceptance hereof. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

CHAIRMAN, PRESIDENT and CHIEF EXECUTIVE OFFICER

SECRETARY

LEE ENTERPRISES, INCORPORATED

The Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

RESTRICTIONS UPON THE OWNERSHIP AND VOTING OF SHARES OF CAPITAL STOCK BY ALIENS

SUBDIVISION (J) OF ARTICLE FOURTH OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED:

(J) (1) No more than twenty per cent (20%) of the outstanding shares of stock of the corporation shall at any time be owned or controlled, directly or indirectly, by or for the account of all aliens as a group (including the representatives, associates and affiliates thereof).

(2) No more than twenty per cent (20%) of the outstanding shares of stock of the corporation entitled to vote on any matter submitted to stockholders (including the election of directors) shall be voted, directly or indirectly, by or for the account of all aliens as a group (including the representatives, associates and affiliates thereof).

(3) No alien (including the representatives, associates and affiliates thereof) shall be eligible to serve as a director of the corporation.

For the purpose of this Subdivision (J):

(a) The term "alien" includes:
- (i) all persons not citizens of the United States of America, without regard to residence;
- (ii) all corporations organized under laws other than those of the United States of America or the several States; and/or
- (iii) all foreign governments.

(b) The term "representative" means any person acting at the request or direction of, or in anticipation of benefit (economic or otherwise) from, the person specified, either directly or through one or more intermediaries.

(c) The term "affiliate" includes any person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(d) The term "associate" includes:
- (i) any person of which the person specified is an officer or partner or is, directly or indirectly, the beneficial owner of 10 per cent or more of any class of equity securities;
- (ii) any trust or other estate in which the specified person has a substantial beneficial interest or as to which the person specified serves as trustee or in a similar capacity, or
- (iii) any relative or spouse of the person specified or any relative of such spouse, who has the same home as the person specified or who is a director or office of the person specified or any corporation which controls or is controlled by the person specified.

(e) The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, actions, decisions or policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(f) The term "person" includes all individuals and legal entities (including corporations, partnerships, trusts and estates).

The By-laws of the corporation shall establish rules, regulations and procedures to assure compliance with an enforcement of this Subdivision (J).

Each of the foregoing provisions (1, 2 and 3) is separate and servable. In the event of the unenforceability of any one or more of said provisions, all of the remaining provisions shall continue in full force and effect.

FOR value received, ________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

____

(Please print or typewrite name and address, including zip code of assignee)

____

____

____ Shares

of the Capital Stock represented by the within certificate and do hereby irrevocably constitute and appoint

____ attorney,

to transfer the same on the books of the within-named Corporation, with full power of substitution in the premises.

Dated ____________________

____

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

____

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C RULE 17 Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement dated May 7, 1998 between Lee Enterprises, Incorporated and First Chicago Trust Company of New York (the "Rights Agreement"), of which Wells Fargo Bank, N.A. (formerly known as Wells Fargo Bank Minnesota, N.A.), is successor Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Lee Enterprises, Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Lee Enterprises, Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights acquired or beneficially owned by, or issued to, any person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.